Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement on Form S-1 of our report dated May 13, 2024, relating to the financial statements of Melar Acquisition Corp. I as of March 31, 2024 and for the period from March 11, 2024 (inception) through March 31, 2024, which is contained in that Prospectus. We also consent to the reference to our firm under the caption “Experts” in the Prospectus.

/s/ WithumSmith+Brown, PC

New York, New York

May 31, 2024